RELEASE AND TERMINATION AGREEMENT


                  This RELEASE AND TERMINATION AGREEMENT (this "Agreement"), dated as of March 28, 1996, between LADD FUNDING CORPORATION, a Delaware corporation, as transferor (the "Transferor"), LADD FURNITURE, INC., a North
Carolina corporation ("LADD"), as collection agent (in such capacity, the "Collection Agent"), and ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Transferor, the Collection Agent and the Company entered into a Transfer and Administration Agreement dated as of March 30, 1995 (as such agreement may have been amended to the date hereof, the "Transfer Agreement") (all capitalized terms used herein and not defined herein are used as defined in the Transfer Agreement); and

                  WHEREAS, the parties to the Transfer Agreement have agreed to terminate the Transfer Agreement upon the terms hereof.

                  NOW, THEREFORE, it is hereby agreed by and among the parties hereto as follows:

                  Section 1. Termination and Release. Upon the receipt by the Company from the Transferor of $11,734,352.15 in immediately available funds in payment in full of the Aggregate Unpaids (as defined in the Transfer Agreement) and any other amounts owing under the Transfer Agreement (i) the Transfer Agreement, the Transfer Certificate and the Company Certificate shall be terminated as of the receipt by the Company of the aforementioned funds, provided however that those provisions of the Transfer Agreement which by their terms survive any termination of such agreement shall so survive and (ii) the Company hereby (effective upon receipt of the aforementioned funds) releases and conveys to the Transferor, without recourse, all of its right, title and interest (including the Transferred Interest), including any security interest, in the Receivables and any other property conveyed to it under the Transfer Agreement, including without limitation any interest in, to and under the
Purchase Agreement and the Designated Subsidiaries Receivables Purchase Agreement. Upon such termination, the Percentage Factor shall be recalculated and shall equal zero.

                  Section 2. Further Assurances. The Company agrees that, at the Transferor's expense, it will promptly execute and deliver all further instruments and documents (to be prepared by the Transferor) and take all further actions as the Transferor may reasonably request in order to release its interest (including the Transferred Interest) in the Receivables and any other property conveyed to it under the Transfer Agreement and to otherwise terminate the arrangements contemplated by the Transfer Agreement,


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including  but not limited to,  consenting  to the  terminating  of the Lock Box
Agreements. Without limiting the foregoing, the Company will execute and deliver to the Transferor such financing statements or amendments thereto or assignments thereof as may be reasonably requested by the Transferor to evidence its release of its interest (including the Transferred Interest) in the Receivables and any other property conveyed to the Company under the Transfer Agreement.

                  Section 3. Earnings to Transferor. The Company will use its good faith efforts to invest the funds received by it pursuant to Section 1 hereof until such time as such funds are utilized to pay maturing Commercial Paper, it being understood that all of such funds will be invested, from time to time, in investments maturing on the business day preceding each maturity of the Commercial Paper issued in connection with the Transfer Agreement. After the payment in full of all Commercial Paper issued by the Company in connection with the Transfer Agreement, the Company shall remit to the Transferor the amount reasonably determined by the Administrative Agent to be the amount of earnings received by the Company on such funds, net of appropriate investment expenses.

                  Section 4. Purchase Agreement. LADD agrees that prior to April 25, 1996 it shall take no action to cause the dissolution of the Transferor.

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                  IN WITNESS WHEREOF, the Transferor, the Collection Agent, LADD
and the Company each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    LADD FUNDING CORPORATION,
                                    as Transferor


                                    By: _______________________________
                                             Name:
                                             Title:



                                    ENTERPRISE FUNDING CORPORATION,
                                    as Company


                                    By: _______________________________
                                             Name:
                                             Title:



                                    LADD FURNITURE, INC.,
                                    individually and
                                    as Collection Agent


                                    By: _______________________________
                                             Name:
                                             Title:




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